                                                                   EXHIBIT 10.46

                           VENDOR SERVICES AGREEMENT

     THIS SERVICE AGREEMENT ("Agreement") is made effective as of the 1/st/ day of January, 2001, by and between Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation ("Nextel"), and RMH Teleservices, Inc., a Pennsylvania corporation (the "Vendor"), with a federal tax identification number of #.


                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Nextel desires to retain Vendor to provide services in the area of Telemarketing, Telesales and Data Entry and Vendor desires to provide such services pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto hereby covenant and agree as follows:

I. THE SERVICES
   ------------

1.   Appointment and Acceptance. Nextel hereby retains Vendor as a Vendor, and
     --------------------------
Vendor hereby accepts such appointment from Nextel, under the terms and conditions hereinafter set forth. All other agreements or arrangements, oral or written, between the parties in any way pertaining to the appointment of Vendor are hereby terminated and completely merged herein.

2.   Personnel. The personnel to be provided by Vendor to perform services for
     ---------
Nextel (collectively and individually, the "Personnel") are set forth in Schedule A, attached hereto and incorporated herein. The parties hereby agree that the Personnel are agents of Vendor and will be bound by all terms and conditions herein set forth and binding Vendor. In the event that any Personnel assigned by Vendor to Nextel is, in Nextel's reasonable opinion, unsatisfactory, then upon written notice to Vendor, Nextel shall have the sole right to require Vendor to immediately terminate such Personnel's assignment with Nextel and, at Nextel's option, Vendor shall immediately furnish a suitable replacement.

3.   Scope of Services. Vendor agrees to provide Nextel, as requested by Nextel,
     -----------------
the Telemarketing, Telesales and Data Entry services (the "Services") set forth in Schedule B, attached hereto and incorporated herein. The Services of the Vendor may be extended or curtailed by Nextel from time to time.

4.   Extent of Services. The Vendor shall devote the appropriate time,
     ------------------
attention, and energies to the performance of the duties under this Agreement,. Vendor agrees to perform the Services in a professional and timely manner, , using the highest degree of skill, diligence and expertise.

5.   Access to Premises. Vendor shall be responsible for Vendor's Personnel
     ------------------
observing Nextel's rules and regulations relating to Nextel's place of business (the "Premises") including but not limited to safety regulations and security requirements and for working in harmony with Nextel's employees, agents, contractors and Vendors. In the event that Nextel determines that any person assigned by Vendor is failing to observe such rules and/or work in such manner, Nextel may request that the person be removed from Nextel's Premises. Upon receipt of such request, Vendor shall ensure that such person(s) leave the Premises promptly and, at Nextel's option, Vendor shall immediately furnish a suitable replacement.

6.   Independent Contractor. Vendor will furnish Vendor's services as an
     ----------------------
independent contractor and not as an employee of Nextel or of any company affiliated with Nextel. Vendor has no power or authority to act for or bind Nextel or any company affiliated with Nextel in any manner. Vendor shall be solely responsible for all matters relating to employment of the Personnel including, without limitation, compliance with all applicable worker's compensation, unemployment compensation, medical dental, and disability insurance, social security laws and with all withholding and all other federal, state and local laws governing such matters. Vendor is not entitled to any medical coverage, life insurance, participation in Nextel's savings plan, stock purchase plan or other benefits afforded to Nextel's regular employees or those of Nextel's affiliated companies. Vendor shall be responsible for meeting any legal requirements imposed on Vendor as a result of this Agreement, including but not limited to the filing of income tax returns and the payment of taxes; and Vendor agrees to indemnify Nextel for the failure to do so, if Nextel is required to make any such payment otherwise due by Vendor.


II.  TERM
     ----

The term of such services shall commence as of December 1, 2000 and shall expire December 1, 2002, unless terminated earlier as provided herein. The term of Vendor's services shall hereinafter be referred to as the "Term."


III. COMPENSATION
     ------------

1.        Service Fees. Nextel shall, during the Term of this Agreement, pay to
          ------------
Vendor as basic compensation for the Services (the "Service Fee(s)") the sums set forth in Schedule C, provided however, in the event that any individual is terminated pursuant to Paragraph I.2, then no Service Fee shall thereafter be due, payable and/or accrue on behalf of said individual.

2.        Expenses. During the Term, Nextel shall reimburse Vendor for all
          --------
authorized expenses incurred and paid by Vendor in the course of the performance of the duties hereunder. Notwithstanding anything to the contrary in this Subparagraph III.2, Vendor shall obtain Nextel's written consent prior to incurring any single item of expense in excess of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] pursuant to Schedule B.

3.        Payment Terms. Payments of Service Fees and expense reimbursements
          -------------
shall be made within thirty (30) days after Nextel's receipt of Vendor's invoice. Vendor's invoices shall include an itemized account of services by program and reimbursable expenses, together with all original receipts relating to the reimbursable expenses, if any.

4.        Use of Funds. Vendor represents and warrants that (a) all payments
          ------------
under this Agreement constitute compensation for services performed and (b) this Agreement, all payments hereunder, and the use of the payments by Vendor, do not and shall not constitute an offer, payment, promise, or authorization of payment of any money or gift to an official, political party, or candidate for political office in any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party, or candidate in any capacity, or to induce such official, party, or candidate to use influence with a government to affect or influence any act or decision of such government to assist Nextel in obtaining, retaining, or directing business to Nextel or any person or other corporate entity. As used in this Paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.


IV.  REPRESENTATIONS
     ---------------

1.        Representation and Agreements of the Vendor. The Vendor represents and
          -------------------------------------------
warrants, knowing that Nextel is relying thereon in entering into this Agreement, that Vendor is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts, agreements, restrictive covenants or other restrictions preventing Vendor from entering into this Agreement or performing the duties hereunder.

2.        Conflict of Interest. During the Term of this Agreement, Vendor will
          --------------------
not enter into any activity, employment, or business arrangement that conflicts with Vendor's obligations under this Agreement. In view of the sensitive nature of Vendor's status, Nextel shall have the option of terminating this Agreement at any time if, in Nextel's reasonable judgment, a conflict of interest exists or is imminent. Vendor will advise Nextel of Vendor's position with respect to any activity, employment, or business arrangement contemplated by Vendor that may be relevant to this paragraph. For this purpose, Vendor agrees to disclose any such plans to Nextel prior to implementation. In particular, Vendor agrees to disclose and notify Nextel in writing when a new client or business is being introduced into the same facility that is handling the Nextel business. Vendor agrees that they will not place a wireless competitor within the same facility as Nextel.


V.   PROPRIETARY RIGHTS.
     ------------------

1.        Nextel Property. Title to any and all Nextel property furnished or
          ---------------
provided to Vendor hereunder shall remain in Nextel.

2.        Ownership. All work product of Vendor, its agents and employees
          ---------
performed pursuant to this Agreement (collectively "Work Product") shall be deemed "works made for hire" and owned exclusively by Nextel. Any computer software, process, database or other data or materials developed, designed or produced by Vendor for Nextel shall be the sole and exclusive property of the Nextel. Vendor hereby unconditionally and irrevocably transfers and assigns to Nextel all right, title and interest in and to any and all Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Vendor agrees to execute and deliver and cause its employees and agents to execute and deliver to Nextel any transfers, assignments, documents or other instruments which Nextel may deem necessary or appropriate to vest complete title and ownership of any or all Work Product, and all rights therein, exclusively in Nextel.


VI.  CONFIDENTIAL INFORMATION
     ------------------------

1.        Definitions. As used in this Section VI: (i) "Nextel" and any word
          -----------
referring to Nextel shall mean Nextel, its parent, subsidiaries and/or affiliates; (ii) "Representative" shall mean any director, officer, employee, agent, lender, partner or representative, including without limitation any accountant, attorney, and financial advisor, is herein referred to as a "Representative"; (iii) "Information" shall mean the information furnished to Vendor as contemplated by this Agreement which is confidential, proprietary or otherwise not generally available to the public, whether furnished by Nextel or any of its Representatives, together with all technical, proprietary, sales, financial data and information, whether written or oral, including but not limited to Nextel's financial papers and statements, site lists, landlord information, lease and/or contract terms, customer lists, research and development activities, computer hardware and software, drawings, trade secrets, operating procedures, marketing strategies, pricing methods, customer relations, any method and/or procedure relating or pertaining to projects developed by Nextel or contemplated to be developed, future plans and all written or electronically stored documentation prepared by Vendor based on or reflecting, in whole or in part, such information or any discussions between Nextel and Vendor. Information includes not only written information but also information transferred orally, visually, electronically or by any other means and copies, abstracts, summaries, or analyses of such information prepared by Vendor or others.

2.        Nondisclosure. It is contemplated that, in the course of Vendor's
          -------------
Services, Nextel shall be supplying and/or disclosing to Vendor Information to assist Vendor in providing Nextel with consulting services. The Information will, during the Term of this Agreement and for a period of three (3) years subsequent to the termination or expiration of the Agreement, be kept confidential by Vendor, not be used by Vendor in any way detrimental to Nextel and not used other than in connection with the provision of consulting services hereunder. Vendor will be responsible for any improper use of the Information by it (including, without limitation, the Personnel) or any of its employees or Representatives. Without the prior written consent of Nextel, Vendor will not disclose to any entity or person, the Information, that the Information has been made available to it, or any other facts with respect to any conversations and/or discussions between Vendor and Nextel. Vendor agrees to keep all Information secret and confidential and agrees not to disclose it to anyone except to the limited group of employees or Representatives who are actually engaged in providing Teleservices to Nextel.

3.        Exclusions. The Information required to be kept confidential by Vendor
          ----------
shall not include any Information which becomes published or is in the public domain by other than an unauthorized disclosure by Vendor or its employees, representatives or agents or other than an unauthorized disclosure by a third party.

4.        Return. Upon the earlier of any termination of this Agreement or upon
          ------
notice from Nextel, Vendor will return to Nextel the Information which is in tangible form, including any copies which Vendor may have made, and Vendor will deliver to Nextel (or, where such delivery is not possible, destroy (but provide Nextel with an itemized list thereof)) all abstracts, summaries thereof or references thereto in its documents, including any Information prepared by Vendor, and certify to Nextel that Vendor has done so, and neither Vendor nor its employees, agents or representatives will use any of the Information with respect to, or in furtherance of, its business, any of their respective businesses, or in the business of anyone else, whether or not in competition with Nextel, or for any other purpose whatsoever. Any Information not so returned and/or delivered will remain subject to this provision. Further, upon the expiration or termination of this Agreement, upon the termination of the assignment of any Personnel or other individual to Nextel for any reason
                                                          --------------
whatsoever, and/or upon any Personnel or other individual leaving the employ of
----------
Vendor for any reason whatsoever, the Vendor (including without limitation, any
           ---------------------
Personnel) shall not take any Information, drawing, blueprint, and/or other reproductions, and/or any data, reports, programs, listings, programming documentation, and/or any other written, graphic or recorded information relating or pertaining to Nextel (including, without limitation, any Vendor work product).

5.        Telemarketing/Telesales Manuals. Vendor shall not allow any party to
          -------------------------------
remove the Telemarketing or Telesales Manuals from the Vendor's facility without prior written approval from Nextel.

6.        Remedy for Breach. As a violation by the Vendor of the provisions of
          -----------------
this Section could cause irreparable injury to Nextel and there may be no adequate remedy at law for such violation, Nextel shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the Vendor in a court of equity for violating such provisions.


VII. ACKNOWLEDGMENT
     --------------

(a) The Vendor hereby acknowledges that (i) the Vendor is fully familiar with restrictions, restraints and limitations imposed upon Vendor in in Sections IV, V, and VI of this Agreement (collectively the "Restraints"); (ii) Nextel would not continue to employ the Vendor without the imposition of the Restraints;
(iii) the imposition upon the Vendor of the restraints is necessary for the reasonable and adequate protection of the business of Nextel; and (iv) each and every Restraint is reasonable with respect to its subject matter, geographic area, and length of time. (In the event that any of the Restraints are deemed to be unreasonable or unenforceable by any court of competent jurisdiction, then the Vendor agrees to submit to such reduction of said Restraints as the court shall deem necessary to render the Restraints reasonable and enforceable.)

(b) In the event that the Vendor shall be in violation of any Restraints, then the time limitation therefore shall be extended for a period of time equal to the period of time during which such breach or breaches occurred. In the event Nextel shall be required to seek relief in any court or other tribunal, then the restraints shall be extended for a period of time equal to the pendency of such proceedings, including appeals, and excluding any periods during which the court or other tribunal has ordered the Vendor to honor the Restraints and the Vendor has complied with such order.

VIII.  TERMINATION
       -----------

1.        Termination With Cause. This Agreement shall terminate earlier than
          ----------------------
the Term immediately upon the mutual agreement of the Vendor and Nextel. In addition, this Agreement may be terminated upon thirty (30) days written notice from Nextel to the Vendor after the occurrence of any of the following events:
(a) the breach by the Vendor of any term or condition of this Agreement; (b) the misconduct or neglect on the part of the Vendor in the performance of any material duties that may be reasonably required; (d) the occurrence of circumstances that make it impossible for the wireless communications business of Nextel to be continued (f) the commission by the Vendor of an act of fraud, misappropriation, embezzlement, dishonesty or any crime of moral turpitude; or. With respect to any of the events described in (a), (b) above, the Vendor shall be given a period of Thirty (30 ) days after the notice of termination to cure the events resulting in the termination to the satisfaction of Nextel. Nextel's obligation to compensate the Vendor shall abate during the cure period set forth above and shall cease upon the termination of this Agreement due to the occurrence of any of the above-mentioned events or upon the expiration of the Term of this Agreement, and Nextel's only obligation to the Vendor shall be for the payment of any unpaid compensation accrued and any permitted expenses under paragraph II.2 that are accrued and unpaid as of the date of such termination or expiration.

2.        Termination Without Cause. Notwithstanding any provision contained in
          -------------------------
this Agreement to the contrary, Nextel may terminate this Agreement at any time upon Sixty (60) days' prior written notice to the Vendor. Nextel does not agree to any minimum level of Services in the form of production hours or programs. Nextel shall pay all outstanding invoices and balances upon termination.

3.        Effect of Termination. In the event that this Agreement expires or is
          ---------------------
terminated for any reason whatsoever, it is expressly agreed by the parties
           -------------------------
hereto that (i) all rights, duties and obligations shall terminate, except that the restrictions and provisions imposed on the Vendor as set forth in Sections IV, V, VI, VII hereof shall remain in effect, and (ii) no severance allowance shall be payable by Nextel to the Vendor.


IX.    INSURANCE
       ---------

Vendor shall provide and maintain at its own expense the following insurance against liability arising in any way out of this Agreement and any other insurance coverages which may be deemed necessary by Nextel: (i) General Public Liability insurance with a combined single limit of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]; (ii) Workers' Compensation and Employers Liability insurance sufficient and proper under the laws of the state wherein the Services are to be performed to protect Nextel against claims under the compensation laws of said state; (iii) Automobile Public Liability insurance covering all vehicles used in connection with the Agreement with a combined limit of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]; (iv) fire, theft, and extended coverage with respect to the Nextel equipment in Vendor's possession in an amount no less than the replacement value of such equipment. All insurance policies shall be in companies satisfactory to Nextel, name Nextel as an additional named insured, and contain a waiver of subrogation clause whereby the insurer waives all rights of subrogation it may have under such policies as related to Nextel. Each insurance policy will contain a clause requiring the insurer to give Nextel at least thirty (30) days prior written notice of any alteration in the terms of such policy or the cancellation thereof. Vendor will promptly provide Nextel with written notice thereof and make available to Nextel all information and documentation relating thereto.


X.     MUTUAL INDEMNIFICATION
       ----------------------

Each party shall indemnify, defend and hold the other, its representatives, agents and assignees harmless against any liability for any claims arising out of its performance or non-performance or its employees or agents of its or their duties or the exercise of its or their rights pursuant to this Agreement or any other act or omission that results in any Claim against the other, its affiliates, employees or agents. For purposes of this indemnification, "Claims" means and includes all obligations, such as taxes in connection with business conducted by Vendor, actual and consequential damages, and out-of-pocket costs reasonably incurred in the defense of any claim, such as accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, travel and living expenses. Each party shall have the right to defend any such claim against it.

XI.  MISCELLANEOUS
     -------------

(a) Interpretation and Construction. The captions contained herein are for the
    -------------------------------
convenience of the parties hereto and shall not be construed to amend or modify any of the provisions hereof. The language in all parts of this Agreement shall in all cases be construed in accordance to its fair meaning as if prepared by all parties to the Agreement and not strictly for or against any of the parties.

(b) Entire Agreement. This Agreement constitutes the entire agreement and
    ----------------
understanding between the parties hereto. No waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing and signed by the parties hereto.

(c) Waiver. The failure of a party to object to, or to take affirmative action
    ------
with respect to, any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach or of any future violation, breach, or wrongful conduct. Any waiver, in whole or in part, of any provision hereof shall not be construed as a waiver of any other provision hereof, or as a future waiver of any subsequent breach by the Vendor.

(d) Assignment. This Agreement shall not be assignable by either party without
    ----------
the prior written consent of the other; which consent shall not be reasonably withheld or delayed; provided, however, that this Agreement is assignable by Nextel without prior written consent of the Vendor if such assignment is to any entity which may acquire all or substantially all of Nextel's assets and business, any entity with or into which Nextel may be consolidated or merged, or any entity that is the successor entity to Nextel in a share exchange.

(e) Non-Liability. Vendor agrees that neither Nextel nor any of its
    -------------
representatives will have any liability to Vendor resulting from the use of the Information by Vendor.

(f) Legal Representation. Each of the parties expressly acknowledges and agrees
    --------------------
that it has consulted with and utilized separate counsel in connection with this Agreement.

(g) Notices. All notices and other communications provided for or permitted
    -------
hereunder shall be in writing and shall be made by hand delivery, first class mail, postage prepaid, return receipt requested, or telex, telecopier, or reliable overnight courier addressed as follows:

         If to Vendor to:                            If to Nextel to:

         RMH Teleservices, Inc.                               Nextel Communications of the Mid-Atlantic, Inc.
         40 Morris Avenue                                     2001 Edmund Halley Drive
         Bryn Mawr, PA 19010                                  Reston, VA 20191

         Attention:  Paul Burkitt                             Attention:  Brian Mulhair
                     EVP - Sales and Marketing                            Director of Telemarketing


         With a copy to:                                      With a copy to:

         Wolf Block                                           Nextel Communications, Inc.
         1650 Arch Street                                     2001 Edmund Halley Drive
         22/nd/ Floor                                         Reston, VA 20191-3436

         Philadelphia, PA 19103-2907                          Attention: Senior Corporate Counsel - Commercial

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; three (3) business days after deposit in any United States Post Office in the Continental United States, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied, or the next business day if by overnight courier.

(h) Governing Law. This Vendor Agreement will be governed by and construed in
    -------------
accordance with the laws of the State of Virginia, without giving affect to the principles of conflict of laws thereof.

(i) Attorney's Fees. In the event that a dispute arises with respect to this
    ---------------
Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

(j) Number and Gender. Whenever the singular number is used in this Agreement
    -----------------
and when required by the context, the same shall include the plural. The masculine gender shall include the feminine and neuter genders, and the word "person" shall include a corporation, firm, partnership, or other form of association.

(k) Unenforceable Terms. If any provision of this Agreement is illegal or
    -------------------
unenforceable, its invalidity shall not affect the other provision of this Agreement that can be given effect without the invalid provision. If any provision of this Agreement does not comply with any law, ordinance or regulation, such provision to the extent possible shall be interpreted in such a manner to comply with such law, ordinance or regulation, such provision to the extent possible shall be interpreted in such a manner to comply with such law, ordinance or regulation, or if such interpretation is not possible, it shall be deemed to satisfy the minimum requirements thereof.

(l) Binding Effect. This Agreement shall bind and inure to the benefit of the
    --------------
parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     VENDOR:

                                     RMH Teleservices, Inc.


                                     By: /s/ Paul Burkitt
                                        -----------------------------------

                                     Name:  Paul Burkitt

                                     Title: EVP - Sales and Marketing

                                     Date:  2-2-01


                                     NEXTEL:

                                     NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC,
                                     INC.

                                     By: /s/ Brian Mulhair
                                        -----------------------------------

                                     Name:  Brian Mulhair

                                     Title: Director Telemarketing

                                     Date:  2-10-01

                                   SCHEDULE A
                                   ----------

                                    PERSONNEL

I.   MINIMUM REQUIREMENTS:

     Vendor shall supply personnel to provide Services determined in Schedule B. These personnel shall include but not be limited to:

     A.   1 Dedicated Account Manager for each program
     B.   1 Dedicated Quality Manager
     C. 1 Dedicated on Site Program Manager for each program that Vendor provides Services. Separate programs shall be defined by Nextel.
     D.   1 Dedicated IT Project Manager
     E. 1 Dedicated on Site Trainer with a team of trainers in a ratio of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] TSRs to Trainer
     F. Dedicated Monitoring Agents [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] TSR to Monitoring Agent Ratio
     G. [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Supervisor to Telemarketing Sales Representative (TSR) Ratio
     H.   Recruiting and HR Personnel as deemed reasonably  necessary by Nextel
     I. An adequate number of TSR's to meet forecasted service levels and meet Nextel's satisfaction to support high market activity, new product introduction and promotion followed by interim periods of no advertising.

                                  SCHEDULE B
                                  ----------

                                   SERVICES

I.   INBOUND TELEMARKETING AND TELESALES

A.   Description:

     1) Vendor shall perform Inbound Telemarketing Services for the purpose of selling and/or servicing Nextel's products and services through Vendor's Telemarketing Sales Representatives (TSRs), supervisors and Account Managers. Vendor shall provide the internal organizational structure and all hardware necessary to handle inbound calls for Nextel Programs. Vendor shall answer inbound calls meeting service levels defined below using and maintaining a graphical interface to an ACD with ANI and DNIS capability, screens scripts, disposition coding, lead preparation and all other operational systems required.

     2) Vendor shall review and comply with the Telephone Consumer Protection Act/Direct Marketing Association ("TCPA/DMA") compliance standards, which are incorporated herein by this reference. Vendor shall review and comply with all local, state and national "Do Not Call" legislation as required by law.

     3) Vendor shall not reproduce any Nextel Client list for purposes of distribution to outside parties.

     4) Except required by law, Vendor shall maintain the policy that its TSR's, supervisors, Account Managers and other personnel shall keep confidential what they hear when handling communications with Clients. Nextel's Clients must be secure in the knowledge that the content of communications and records thereof will be kept confidential and private. Nextel's policy of confidentiality extends to the identity of the parties to the communication and even to the fact that the communication took place.

     5) Both Vendor and Client agrees to be familiar with, understand the requirements of, and will always comply with all laws and government regulations governing telemarketing practices in all states within which Vendor performs Services for Nextel, including, but not limited to, the telemarketing-marketing and Consumer Fraud and Abuse Prevention Act. Vendor shall indemnify Nextel for any violations by Vendor of applicable laws or regulations. Vendor shall have the right to defend or compromise any claim based upon a violation by it of any such law or regulation. Nextel agrees to provide reasonable cooperation with regard to the defense of any such claim.

B.   Location:

     The Vendor shall perform the services described hereunder at the following location and only by Customer's prior written approval shall Contractor change locations:

     RMH Teleservices Sarnia Call Center
     Modeland Center
     1086 Modeland Road
     Sarnia, Ontario, Canada N7S6L2

C.   Charges:

     1) The Service Charges are set forth in Schedule C. Nextel shall only be obligated to reimburse or pay Vendor for the charges incurred during the performance of Services set forth in this Schedule B and I.3. The invoicing and payment terms of the Agreement shall apply for the Services rendered. All charges must include any associated taxes. Vendor shall invoice Nextel on a monthly basis using separate invoices for each program.

     2) Subject to provisions of the Agreement, Nextel shall reimburse Vendor for reasonable expenses directly related to the Vendors performance of Services covered by this Schedule. Such reimbursement shall occur only if Vendor sends Nextel printed itemized bills having sufficient detail to justify the amount billed. Vendor shall bill Nextel for such expenses "at cost" at the end of each month during which the expense was incurred.

     3) Vendor understands that Nextel is not obligated nor expected to offer special incentives or promotions to encourage Vendor's TSRs to perform Services. However, when or if these incentives are offered and provided, Nextel will specify use and contest guidelines. Vendor will provide a summarization illustrating statistics regarding winners and qualifying criteria and an analysis of any impact on the performance or designated objective.

     4) Unless otherwise stated in writing, Nextel's maximum potential Service fee obligation shall be composed of rates and charges described in Schedule C.

     5) Nextel shall receive credits to Service Fees due to penalties as determined in Schedule C when Vendor has met all Service Level Requirements for all programs as determined in Schedule B, I. D. 10.

D.   Performance of Services:

     1)   Staffed Hours of Operation for Inbound Telemarketing Call Center


          a)   Nextel Direct--24 hours/day, 7 days/week


     2) Telecommunications Infrastructure and Call Blocking: Vendor shall not perform any "call blocking" to offer busy signals to inbound Nextel calls. If "call blocking" is performed either through capacity on the T-1s or manual switching, penalties outlined in Schedule C will be exercised. Vendor shall provide infrastructure with the ability to maintain operational trunk capacity without returning a busy signal. Vendor shall be responsible for setting up and maintaining the Telecommunications Infrastructure from the Local POP to the Call Center to include all Local Loop expenses.

     3) Forecasting: Nextel will provide general inbound call forecasting on the 5th day of every month for the next three calendar months. Vendor shall determine daily, weekly and monthly schedule using an approved work performance software package. Vendor shall determine appropriate staffing model and submit to Nextel on the 15/th/ day of every month for the next three calendar months. This model will show projected attrition, forecasted TSR requirements and scheduled training classes.

     4) Monitoring: Vendor shall monitor TSRs three times per week, rate the TSR using a scoring system agreed upon by Nextel and provide results to Nextel on a weekly basis. Representatives

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

          whose monitor scores fall below standard are to be monitored 3 additional times within that week and are subject to possible campaign removal. Supervisors are expected to monitor reps continuously throughout operations a minimum of twice per shift.

          Vendor shall provide remote monitoring ports for all inbound programs that are available to Nextel 24 hours/day, 7 days/week.

     5) Reporting: Vendor shall provide daily reports, designed and agreed upon by Nextel, by 2:00pm EST the following business day. Weekly reports shall be due on Monday for the previous business week by 4:00pm EST. These reports shall include, but not be limited to:

          (a)  Daily half hour switch reports,

          (b)  Daily call statistics,

          (c)  Daily data entry stats and updates

          (d)  Daily sales reports,

          (e) Daily "Special Billing Issues" report that identifies customer billing issues,

          (f) Weekly switch reports showing availability, utilization and wrap time by rep,

          (g) Weekly Conversion rates by rep including rep hours and start date on campaign,

          (h)  Weekly Return and exchange reporting,

          (i)  Weekly QA/Monitor reports,

          (j)  Weekly Welcome Call reports,

          (k)  Weekly Qualitative Feedback,

          (l)  Training Test Scores for each subject and class,

          (m)  Monthly Market Sales reports for each sales program,

          (n)  Ad hoc reports as needed.


     6) Telco/Switch Programming: Vendor shall provide and maintain DNIS programming, welcome messages and hold messages on the switch. DNIS programming requests must be fulfilled by the next business day. There must always be a certified switch technician available during regular business hours (9:00am to 5:00pm EST) and on-call after hours. This certified technician must be able to change welcome and hold messages and program DNIS. The power supply for the switch must be backed up by a Universal Power Supply (UPS).

     7) Internet Access: Vendor shall access the Internet through a Tier 1 ISP with a minimum connection of a full T1, scaling with growth as appropriate (approximately 1.5MB/sec. per 200 users). Vendor shall supply all TSRs with Internet access to Nextel.com and T-1 access to Nextel's Customer Database (NEWT). Personnel assigned to data entry and manager's approval will have access to Nextel's fulfillment website as determined by Nextel.

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

     8) Sales Verification: All calls must be recorded on digital media. Calls shall be stored and saved for a 30 day period. All sales must be identified and saved for a 2 year period. Digital recordings shall record all sales for the entire length of the call. Digital recordings should be able to be retrieved and sent to Nextel via e-mail as a wave file within 24 hours of request.

     9)   Service Level Goals:

          (a) [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of all calls should be answered in [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] seconds or less

          (b) Less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] abandonment

     10)  Service Level Requirements:

     After the initial call start date on or around February 5, 2001, Vendor will have a sixty (60) day grace period before any penalties will apply. Vendor also agrees to use commercially reasonable efforts to achieve the stated SLA's.

          (a) All orders should be entered and verified for accuracy ("Manager Approved") into Nextel's activation system within 4hours of time of sale. If this requirement is not met, a financial penalty will be applied (see Schedule C).

          (b) Quality for Data Entry into the website after the Manager Approval process must be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. All entries must be formatted per Nextel standards and include all relevant Nextel required fields. If this requirement is not met, a financial penalty will be applied (see Schedule C).

          (c) All return and exchange orders shall be sent to Nextel's Activation Center and/or fulfillment vendor within 24 hours of receipt of customer call. If this requirement is not met, a financial penalty will be applied (see Schedule C).

          (d) Quality for data entry into the return and exchange logs must be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. All entries must be formatted per Nextel standards and include all relevant Nextel required fields. If this requirement is not met, a financial penalty will be applied (see Schedule C).

          (e) If a Nextel prospect or customer needs to be escalated to the field via the "Manager's Desk", Vendor will begin escalation process within 3 business hours of initial call. If this requirement is not met, a financial penalty will be applied (see Schedule C).

E.   IT Requirements:

     All IT work performed by Vendor for Nextel will be treated as "work for hire". Nextel will own all software and said software coding designed by Vendor for Nextel including, but not limited to: the GUI TSR interface, any data entry program built for Nextel, any database schema, any backend process software designed for Nextel. Nextel personnel will have access to the code at any time.

       1) Vendor shall send inbound lead files twice daily to destinations determined by Nextel by 6:00am EST and 8:00pm EST. If there is a delay in sending this inbound lead file, Vendor will notify entire distribution of problem and estimated time for resolution.

II.    OUTBOUND TELEMARKETING AND TELESALES

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

Vendor and Client agree that future programs for Outbound Telemarketing and Telesales will be addressed under separate addenda to this Agreement.

                                  SCHEDULE C
                                  ----------

                                  SERVICE FEE

I.     NEXTEL DIRECT PROGRAM

After the initial call start date on or around February 5, 2001, Vendor will have a sixty (60) day grace period before any penalties will apply. Vendor also agrees to use commercially reasonable efforts to achieve the stated SLA's.

A. Nextel Direct per Minute Talk Time Pricing. Talk time must be confirmed with switch data to show actual TSR talk time, rather than switch log-in time.

     1) Up to [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] production hours per month, per minute talk time price of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

     2) From [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] production hours per month, per minute talk time price of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

     3) From [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] production hours per month, per minute talk time price of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

B. Nextel Direct Bonus Structure: A bonus shall be due to Vendor as part of the Service Fee if Vendor meets all required Service Level Requirements for each program as determined in Schedule B, Section I. D. 10.

     1) Order conversion is determined by Total Orders (Unit Orders, NOL Upgrades and Rate Plan Changes)/Convertible Calls. Convertible calls is defined as "Orders" plus "Info Request/Shoppers" + "Escalations".

     2) Should Vendor provide Services within Service level goals as determined in Schedule B and Order Conversion is higher than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], a bonus of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/talk time minute shall be due as a Service fee.

     3) Should Vendor provide Services within Service level goals as determined in Schedule B and Order Conversion is higher than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], a bonus of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/talk time minute shall be due as a Service fee.

     4) Should Vendor provide Services within Service level goals as determined in Schedule B and Order Conversion is higher than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], a bonus of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/talk time minute shall be due as a Service fee.

     5) Should Vendor provide Services within Service level goals as determined in Schedule B and Order Conversion is higher than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], a bonus of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/talk time minute shall be due as a Service fee.

     6) Should Vendor provide Services within Service level goals as determined in Schedule B and Order Conversion is higher than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], a bonus of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/talk time minute shall be due as a Service fee.

     7) Should Vendor provide Services within Service level goals as determined in Schedule B and Order Conversion is higher than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] +, a bonus of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/talk time minute shall be due as a Service fee.

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

II.  SERVICE LEVEL REQUIREMENTS PENALTIES

After the initial call start date on or around February 5, 2001, Vendor will have a sixty (60) day grace period before any penalties will apply. Vendor also agrees to use commercially reasonable efforts to achieve the stated SLA's.

     All Penalties shall be incurred on the monthly invoice for the program affected.

A. All orders should be entered and verified for accuracy ("Manager Approved") into Nextel's activation system within 2 hours of time of sale. If Nextel's activation system has been operational and this requirement has not been met, a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per order will be applied to the month end invoice in the form of a credit to the program that was affected.

B. Quality for Data Entry into the website after the Manager Approval process must be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. All entries must be formatted per Nextel standards and include all relevant Nextel required fields. If this Service Level Requirement is not met, then a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per order for every order over the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] requirement will be applied to the month end invoice in the form of a credit to the program that was affected.

C. All return and exchange orders shall be sent to Nextel's Activation Center and/or fulfillment vendor within 24 hours of receipt of customer call. If Return/Exchange file is not transmitted in required time, then a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for every hour over the 24-hour requirement will be applied to the month end invoice in the form of a credit proportionately to the program that was affected.

D. Quality for data entry into the return and exchange logs must be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. All entries must be formatted per Nextel standards and include all relevant Nextel required fields. If this Service Level Requirement is not met, then a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per order for every order over the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] requirement will be applied to the month end invoice in the form of a credit to the program that was affected.

E. If a Nextel prospect or customer needs to be escalated to the field via the "Manager's Desk", Vendor will begin escalation process within 3 business hours of initial call. If this requirement is not met then a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per lead for lead not meeting the Service Level Requirement will be applied to the month end invoice in the form of a credit to the program that was affected.

F. Quality for Pricing Quotes: Vendor shall incur the costs of any credit issued to a Nextel Client due to validated TSR misquote when such an error exceeds [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in customer credit and is the second or greater error within a thirty (30) day period by the same TSR.

I.   CALL BLOCKING PENALTIES

After the initial call start date on or around February 5, 2001, Vendor will have a sixty (60) day grace period before any penalties will apply. Vendor also agrees to use commercially reasonable efforts to achieve the stated SLA's.

     All Penalties shall be incurred on the monthly invoice for the program affected.

     Nextel Clients should not receive busy signals when attempting to reach a toll free number hosted by the Vendor. The Vendor should be monitoring use of trunks coming into the Call Center to prevent any Client from experiencing a busy signal. If it is identified that incoming calls are receiving busy signals due to lack of capacity on the Local Loop, Vendor will incur a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for every 1 hour time block that receives a busy signal as determined by the telecommunications provider. If it
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

     is identified that incoming calls are receiving busy signals due to "Call Blocking" at the switch, Vendor will incur a penalty of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for every 1 hour time block that incurred a blocked call.

     For example, if Nextel Clients receive busy signals from 12:00 to 3:00 (a three hour time period), regardless of the number of busies received, Vendor will be penalized for three hours of blocking.

III. IT REQUIREMENTS PENALTIES

After the initial call start date on or around February 5, 2001, Vendor will have a sixty (60) day grace period before any penalties will apply. Vendor also agrees to use commercially reasonable efforts to achieve the stated SLA's.

     All Penalties shall be incurred on the monthly invoice for the program affected.

A. Call Dispositioning: All Calls Handled must be dispositioned appropriately using the Nextel Call Dispositioning system. If less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of calls handled for a particular programmed are not dispositioned, the percentage of missing dispositions will be deducted from the invoice for that program. For example, if [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the calls handled by Nextel Direct are not dispositioned and reported, the Nextel Direct invoice will be reduced by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Each program will be reviewed for percentage of calls dispositioned.

B. DNIS Programming: All DNIS programming requests must be completed within 24 hours (Monday through Friday). For each hour past 24 hours past the time of the request, Vendor will incur a [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] penalty.


IV.  DATA ENTRY

     All data entry production hours shall be documented and billed at [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/hour.

V.   TRAINING

     All training of TSRs shall be documented and billed at [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/hour and be accompanied by test scores. Nextel will not be responsible for attrition training. For example, Nextel will pay for training 10 reps--if 2 reps quit and need to be replaced by 2 additional reps, Nextel will not pay for this training. Nextel will pay for additional required headcount training.


VI.  PROGRAMMING

     Switch programming, application development, network configuration and Vendor shall bill maintenance programming at a rate of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]/hour.

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